Exhibit 99.2

Form of Notice of Guaranteed Delivery

With Respect to Tender of

Any and All Outstanding 10.75% Senior Secured Notes due 2015

In Exchange For

10.75% Senior Secured Notes due 2015

of

Rotech Healthcare Inc.

Pursuant to the Prospectus dated December     , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Registered Mail, Certified Mail, Overnight Courier or Hand Delivery:	By Facsimile: (212)-298-1915

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

480 Washington Boulevard, 27th Floor

Jersey City, New Jersey 07310

Attention: Corporate Trust Operations — Reorganization Unit

Attention: Ms. Diane Amoroso

Confirm by Telephone: (212)-815-2742

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

As set forth in the prospectus (the “Prospectus”) dated December                     , 2010 of Rotech Healthcare Inc., a Delaware corporation (the “Company” or “Issuer”)and in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent thereto must be used to accept the Issuer’s offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to U.S.$230,000,000 of its outstanding 10.75% Senior Secured Notes due 2015, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Senior Secured Notes”) for any and all of its outstanding 10.75% Senior Secured Notes due 2015 (the “Initial Senior Secured Notes”) if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Initial Senior Secured Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by a firm that is an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, including a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trading company having an office in the United States or certain other eligible guarantors (each, an “Eligible Institution”) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Initial Senior Secured Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Initial Senior Secured Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Initial Senior Secured Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Initial Senior Secured Notes to be withdrawn and the aggregate principal amount of Initial Senior Secured Notes delivered for exchange, including the certificate number(s) (if any) of the Initial Senior Secured Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Initial Senior Secured Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Initial Senior Secured Notes listed below:

PLEASE SIGN AND COMPLETE

Certificate Numbers of Initial Senior Secured Notes (if Available)	Principal Amount of Initial Senior Secured Notes Tendered
[SPECIMEN]	[SPECIMEN]
[SPECIMEN]	[SPECIMEN]
[SPECIMEN]	[SPECIMEN]
[SPECIMEN]	[SPECIMEN]
[SPECIMEN]	[SPECIMEN]
[SPECIMEN]	[SPECIMEN]

[SPECIMEN]

Signature(s) of registered holder(s) or Authorized Signatory

Name(s) [SPECIMEN]

(Please Type or Print)

Title [SPECIMEN]

Address [SPECIMEN]

              [SPECIMEN]

              [SPECIMEN]

Area Code and Telephone No. [SPECIMEN]

Date [SPECIMEN]

If Initial Senior Secured Notes will be tendered by book-entry transfer, check below:

☐ The Depository Trust Company

Depository Account No.: [SPECIMEN]

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Initial Senior Secured Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Initial Senior Secured Notes into the Exchange Agent’s account at The Depository Trust Company together with an agent’s message, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third NASDAQ trading day following the date of execution hereof (as defined in the Prospectus).

SIGN HERE

Name of Firm: [SPECIMEN]

Authorized Signature: [SPECIMEN]

Name (please type or print): [SPECIMEN]

Address: [SPECIMEN]

                [SPECIMEN]

                [SPECIMEN]

Area Code and Telephone No.: [SPECIMEN]

Date: [SPECIMEN]

DO NOT SEND CERTIFICATES FOR INITIAL SENIOR SECURED NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR INITIAL SENIOR SECURED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

PROCEDURES FOR TENDERING INITIAL SENIOR SECURED NOTES—GUARANTEED DELIVERY

INSTRUCTIONS

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery.” In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Issuer.

2. Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Initial Senior Secured Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Initial Senior Secured Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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